Exhibit 99.1

JOINT NEWS RELEASE

INDEPENDENT BANK CORP. AND MNB BANCORP
SIGN MERGER AGREEMENT FOR
ROCKLAND TRUST COMPANY TO ACQUIRE
THE MILFORD NATIONAL BANK AND TRUST COMPANY

FOURTH QUARTER 2018 CLOSING EXPECTED
INDEPENDENT ANTICIPATES TRANSACTION WILL BE ACCRETIVE TO 2019 EARNINGS

Rockland, Massachusetts and Milford, Massachusetts (May 29, 2018). Independent Bank Corp. (NASDAQ Global Select Market: INDB), parent of Rockland Trust Company, and MNB Bancorp, parent of The Milford National Bank and Trust Company (“Milford National), have signed a definitive merger agreement for Independent Bank Corp. (“Independent”) to acquire MNB Bancorp (“MNB”) and Rockland Trust to acquire Milford National. The parties anticipate that the transaction will close in the fourth quarter of 2018.

Milford National was founded in 1849 and has continuously served Milford, Massachusetts and surrounding towns since its inception. Milford National currently has three Worcester County bank branches, two in Milford and one in the adjacent community of Mendon, Massachusetts. As of March 31, 2018, Milford National had $301 million in deposits, with a current overall cost of deposits of 0.40%, and $308 million in loans with a current yield of 4.71%. Milford National’s wealth management business, which is also being acquired by Rockland Trust, had $167 million of assets under administration.

“Rockland Trust already has a Milford presence with many customer relationships in Milford and the surrounding area. We welcome the opportunity to further broaden our Worcester County presence by joining Milford National with Rockland Trust,” said Christopher Oddleifson, the President and Chief Executive Officer of Independent and the Chief Executive Officer of Rockland Trust. “This acquisition is a natural expansion and strengthening of our existing presence in Milford and Worcester County. We look forward to welcoming Milford National colleagues and customers to Rockland Trust.”

“We are extremely pleased to join Rockland Trust, a growing bank with a terrific brand,” said Kevin Meehan, Chairman of the Board of Milford National. “Our customers will enjoy the greater range of products, services, and convenience that Rockland Trust offers.”

Under the merger agreement each share of MNB stock will be exchanged for either 3.55 shares of Independent common stock or $275 in cash, subject to customary pro-ration procedures which will result in an aggregate stock/cash consideration mix of 75% stock/25% cash. The transaction is intended to qualify as a tax-free reorganization for federal income tax purposes and to provide a tax-free exchange for MNB shareholders who receive Independent common stock as consideration.

Independent anticipates issuing approximately 528,375 shares of its common stock in the merger. Based upon Independent's $76.80 per share closing price on May 25, 2018, the transaction is valued at approximately $54.2 million. Independent intends to fund the cash portion of the consideration from internal sources.

Independent anticipates that the acquisition will be approximately ten cents ($0.10) accretive to its 2019 earnings, excluding one-time costs. Independent estimates that the transaction will generate an internal rate of return of about 19% and expects the transaction will be approximately 1.2% dilutive to tangible book value per share. One-time expenses attributable to the merger are expected to be approximately $5.3 million after tax, in the aggregate, incurred in 2018 and 2019.

The boards of directors of each company have unanimously approved the transaction. The transaction is subject to certain conditions, including the receipt of required regulatory approvals, approval by MNB shareholders, and other standard conditions. Independent shareholders do not need to approve the merger. MNB directors and principal shareholders who currently own, in the aggregate, about 67% of MNB’s outstanding shares have signed voting agreements pursuant to which they have agreed to vote their shares in favor of the merger.

Independent used Day Pitney LLP as its legal counsel and received a fairness opinion from Keefe Bruyette & Woods, Inc. MNB Bancorp was advised by Sandler O’Neill + Partners L.P. and used Nutter McClennen & Fish LLP as its legal counsel.

Contacts

Independent Bank Corp.

Investor:
Robert D. Cozzone, Chief Financial Officer
Independent Bank Corp.
(781) 982-6723
Robert.Cozzone@rocklandtrust.com

Media:
Ellen Molle, Public Relations Marketing Manager
Rockland Trust Company
(781) 982-6537
Ellen.Molle@rocklandtrust.com

MNB Bancorp

Daniel R. Devine, Senior Vice President and Chief Financial Officer
The Milford National Bank and Trust Company
(508) 244-5140
DDEVINE@mlfdbank.com

About Independent Bank Corp.
Independent Bank Corp., which has Rockland Trust Company as its wholly-owned commercial bank subsidiary, has $8.1 billion in assets. Rockland Trust offers a wide range of commercial banking products and services, retail banking products and services, business and consumer loans, insurance products and services, and investment management services. To find out why Rockland Trust is the bank “Where Each Relationship Matters®”, visit www.RocklandTrust.com.

About MNB Bancorp
MNB Bancorp, through its wholly owned bank subsidiary, The Milford National Bank and Trust Company, offers a full array of personal banking, business banking, investments, insurance and trust services. Founded in 1849, Milford National operates through three Worcester County, Massachusetts bank branches: two in Milford, Massachusetts and one in the adjacent community of Mendon, Massachusetts. Information about Milford National can be found at www.milfordnationalonline.com.
Additional Information and Where to Find It
In connection with the proposed merger, Independent Bank Corp. intends to file with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-4 containing a proxy statement of MNB Bancorp and a prospectus of Independent Bank Corp. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Investors and security holders are advised to read the proxy statement/prospectus when it becomes available because it will contain important information. Investors and security holders may obtain a free copy of the registration statement (when available), including the proxy statement/prospectus and other documents filed by Independent Bank Corp. with the Commission, at the Commission’s web site at www.sec.gov. These documents may be accessed and downloaded, free of charge, at Independent Bank Corp.’s web site at www.RocklandTrust.com under the tab “Investor Relations” and then under the heading “SEC Filings” or by directing a request to Investor Relations, Independent Bank Corp., 288 Union Street, Rockland, Massachusetts 02370, telephone (781) 982-6737.

Participants in the Solicitation
This communication is not a solicitation of a proxy from any security holder of MNB Bancorp. However, Independent Bank Corp., MNB Bancorp, their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from shareholders of MNB Bancorp in respect of the proposed transaction. Information regarding the directors and executive officers of Independent Bank Corp. may be found in its definitive proxy statement relating to its 2018 Annual Meeting of Shareholders, which was filed with the Commission on March 29, 2018 and its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the Commission on February 27, 2018, each of which can be obtained free of charge from Independent Bank Corp.’s website. Information regarding the directors and executive officers of MNB Bancorp, the participants in the proxy solicitation, and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the Commission when they become available.

Forward Looking Statements
Information set forth in this press release, including financial estimates and statements as to the expected timing, completion and effects of the proposed merger between Independent Bank Corp. and MNB Bancorp (the “Merger”), constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the rules, regulations and releases of the Commission. Such forward-looking statements include, but are not limited to, statements about the expected benefits of the Merger, including the anticipated impact on Independent Bank Corp.’s earnings, profitability, expenses, tangible book value, the acquisition’s expected internal rate of return, any other future financial and operating results, Rockland Trust’s plans to expand its presence in Worcester Country, and Rockland Trust’s other plans, objectives, expectations and intentions. Any statements that are not statements of historical fact, including statements containing such words as “will,” “could,” “plans,” “intends,” “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “anticipate,” “estimated,” or similar expressions, should also be considered forward-looking statements, although not all forward-looking statements contain these identifying words. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based upon assumptions and the current beliefs and expectations of the management of Independent Bank Corp. and MNB Bancorp. These forward-looking statements are subject to known and unknown risks and uncertainties, and actual results might differ materially from those discussed in, or implied by, the forward-looking statements.

Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to, the following: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger, dated as of May 29, 2018, by and among Independent Bank Corp., Rockland Trust Company, MNB Bancorp, and The Milford National Bank and Trust Company (the “Merger Agreement”); (2) the risk that MNB Bancorp’s shareholders may not adopt the Merger Agreement; (3) the risk that the necessary regulatory approvals may not be obtained, may be delayed, or may be obtained subject to conditions that are not anticipated; (4) delays in closing the Merger or other risks that any of the closing conditions to the Merger may not be satisfied in a timely manner or at all; (5) the inability to realize expected cost savings and synergies from the Merger in the amounts or in the timeframe anticipated; (6) the diversion of management’s time from existing business operations due to time spent related to the Merger or integration efforts; (7) the inability to successfully integrate Milford National or that the integration will be more difficult, time-consuming, or costly than expected; (8) unexpected material adverse changes in Independent Bank Corp.’s or MNB Bancorp’s operations or earnings, the real estate markets in which they operate, the local economy, or the local business environment; (9) potential litigation in connection with the Merger; (10) higher than expected transaction or other costs and expenses; and (11) higher than expected attrition of MNB Bancorp’s customers or key employees. There are important, additional factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including the factors described in Independent Bank Corp.’s Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the Commission on February 27, 2018.

Except as required by law, Independent Bank Corp. disclaims any intent or obligation to update publicly any forward-looking statements, whether in response to new information, future events, inaccurate assumptions, or otherwise. Any public statements or disclosures by Independent Bank Corp. following this press release that modifies or impacts any of the forward-looking statements contained in this press release will be deemed to modify or supersede such statements in this press release. In addition to the information set forth in this press release, you should carefully consider the Risk Factors in the proxy statement/prospectus when it becomes available.